UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Verde Clean Fuels, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40743	85-1863331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Louisiana Street, Suite 2160

Houston, TX 77002

(908) 281-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	VGAS	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	VGASW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On May 29, 2024, Verde Clean Fuels, Inc. (the “Company”) appointed Shannon Linden as Chief Accounting Officer and entered into an at-will employment arrangement with Ms. Linden (the “Linden Arrangement”).

The Linden Arrangement provides for, among other things, (i) an annualized base salary of $265,000, (ii) eligibility to receive a discretionary annual cash bonus with a target amount of 40% of her base salary, based upon the achievement of certain performance objectives established by the Company’s board of directors at its sole discretion, (iii) participation in the Company’s employee benefit plans, and (iv) an option grant under the Company’s 2023 Omnibus Incentive Plan (the “Plan”) with a Black-Scholes grant date fair value of approximately $371,000 (“Linden Option”). The Linden Option is a non-qualified stock option for the purchase of up to 192,288 shares of Company Class A common stock at an exercise price of $5.99 per share, vesting ratably over four years based on continued employment during the vesting period, with such vesting to be accelerated upon a change of control (as defined in the Plan), exercisable for a period of seven years from the date of grant.

As Chief Accounting Officer, Ms. Linden, age 43, has responsibility for SEC reporting, accounting, and Sarbanes-Oxley compliance. Immediately prior to this role, Ms. Linden provided interim accounting services to the Company from December 2023 through May 2024. Ms. Linden served as vice president and controller of Bluescape Group, an affiliate of the Company, from October 2021 through December 2023. From August 2013 through September 2021, Ms. Linden held positions with increasing responsibility at Celanese Corporation, including senior manager of external reporting and senior manager of investor relations. Ms. Linden received a Bachelor of Science degree in Accounting and a Master of Science degree in Management from Bridgewater State University. She is a licensed CPA in the State of Texas.

There are no arrangements or understandings between Ms. Linden and any other person pursuant to which Ms. Linden was appointed as Chief Accounting Officer, and there are no family relationships among any of the Company’s directors or executive officers and Ms. Linden. Ms. Linden does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2024	Verde Clean Fuels, Inc.

	By:	/s/ Ernest Miller
		Name:	Ernest Miller
		Title:	Chief Executive Officer and Interim Chief Financial Officer

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